Exhibit 23.1

We consent to the inclusion in the registration statement (Form S-1/A4) of Destiny Corporate Enterprises, Inc. of our report dated March 28, 2012, with respect to the balance sheet as of December 31, 2011, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the period from inception on November 10, 2011 to December 31, 2011 to be included in this registration statement.

/s/ Sam Kan & Company ___________________________________
Firm’s Manual Signature
Alameda, CA ___________________________________
City, State
February 12, 2013 ___________________________________
Date